UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2002

DISC GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 0-22696

DELAWARE	13-3678012
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

10 Gilpin Avenue, Hauppauge, New York 11788
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (631) 234-1400

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.    Other Events

      On December 31, 2002, Disc Graphics, Inc. ("Disc") announced that its stockholders had approved the proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 6, 2002 (the "Merger Agreement"), by and between Disc and DG Acquisition Corp., and to approve the merger contemplated by the Merger Agreement (the "Merger"). On December 31, 2002, the Merger was consummated. Disc's press release announcing these events is attached hereto. Pursuant to the Merger, each Disc stockholder other than certain members of Disc's management and certain other members of the buy-out group, will be entitled to receive $1.82 per share of Disc stock held by them.

Item 7.    Financial Statements and Exhibits

(A)	Financial statements of businesses acquired

Not applicable

(B)	Pro form financial information

Not applicable

(C)	Exhibits

	Exhibit 2.1	Agreement and Plan of Merger, dated September 6, 2002, by and between Disc Graphics, Inc. and DG Acquisition Corp. (incorporated by reference to the Form 8-K filed by Disc Graphics, Inc. dated September 11, 2002).

	Exhibit 99.1	Press release of Disc Graphics, Inc. dated December 31, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC GRAPHICS, INC.

(Registrant)

Date: December 31, 2002	By: /s/ Margaret M. Krumholz
Name: Margaret M. Krumholz Title: Executive Vice President - Finance and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated September 6, 2002, by and between Disc Graphics, Inc. and DG Acquisition Corp. (incorporated by reference to the Form 8-K filed by Disc Graphics, Inc. dated September 11, 2002).

99.1	Press release of Disc Graphics, Inc., dated December 31, 2002